EXHIBIT 23.C

[LOGO]	RYDER SCOTT COMPANY	FAX (713) 651-0849

PETROLEUM CONSULTANTS

1100 LOUISIANA	SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191
CONSENT OF RYDER SCOTT COMPANY, L.P.
As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-127797 and 333-82412) and Form S-8 (File Nos. 333-127951, 333-126599, 333-126597, 333-96959, 333-26813, 333-26831, 333-26823, 033-46519, 033-49956, 033-51851, 033-57553, 033-51853, 333-75781, 333-78949, 333-78951, 333-78979, 333-94717, 333-94719, 333-64240, 333-31060) of El Paso Corporation of the reference to us and our report under the captions “Part I — Item 1. Business — Exploration and Production Segment — Natural Gas and Oil Properties” and “Part II — Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Supplemental Natural Gas and Oil Operations (Unaudited)” appearing in the Annual Report on Form 10-K of El Paso Corporation for the year ended December 31, 2005.
/s/ Ryder Scott Company, L. P.
RYDER SCOTT COMPANY, L. P.
Houston, Texas
March 3, 2006